As filed with the Securities and Exchange Commission on March 30, 2007
Registration No. 333-140395

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

Employers Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	04-3850065
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
9790 Gateway Drive Reno, Nevada 89521
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Employers Holdings, Inc. Equity and Incentive Plan
(Full Title of the Plan)

Lenard T. Ormsby, Esq. Executive Vice President, Chief Legal Officer and General Counsel Employers Holdings, Inc. 9790 Gateway Drive Reno, Nevada 89521 (888) 682-6671
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Susan J. Sutherland, Esq. Robert J. Sullivan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000
____________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Stock, par value $0.01 per share...	1,605,838 shares	$19.647	$31,549,899.19	$968.58

(1) This Registration Statement shall also cover any additional shares of common stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Employers Holdings, Inc. as reported on the New York Stock Exchange on March 29, 2007.

(3) $1,951 of the filing fee was previously paid.

Explanatory Note

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Amendment”) under the Securities Act of 1933 (the “Securities Act”) is an amendment to the Employers Holdings, Inc. (the “Company” or the “Registrant”) Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2007, Registration No. 333-140395. This Amendment will become effective immediately upon filing with the SEC pursuant to Rule 464 of the General Rules and Regulations under the Securities Act. The purpose of this Post-Effective Amendment is to revise the number of shares of the Company’s common stock issuable pursuant to the Company’s Equity and Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company hereby incorporates by reference into this Registration Statement the following documents:

(a) the Company’s Prospectus filed on January 31, 2007 pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

(b) the description of the common stock contained in the Company’s Registration Statement on Form 8-A, filed on January 4, 2007 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(c) the Company’s Current Report on Form 8-K, filed on February 6, 2007;

(d) the Company’s Current Report on Form 8-K, filed on March 13, 2007; and

(e) the Company’s Current Report on Form 8-K, filed on March 29, 2007.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Reno, Nevada, on this 30th day of March, 2007.

EMPLOYERS HOLDINGS, INC.
By:	/s/ Douglas D. Dirks
Douglas D. Dirks President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Robert J. Kolesar	Chairman of the Board	March 30, 2007

/s/ Douglas D. Dirks
Douglas D. Dirks	President and Chief Executive Officer, Director (Principal Executive Officer)	March 30, 2007
*
William E. Yocke	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2007
*
Richard W. Blakey	Director	March 30, 2007
*
Valerie R. Glenn	Director	March 30, 2007
*
Rose E. McKinney-James	Director	March 30, 2007
*
Ronald F. Mosher	Director	March 30, 2007
*
Katherine W. Ong	Director	March 30, 2007
*
Michael D. Rumbolz	Director	March 30, 2007
*
John P. Sande III	Director	March 30, 2007
*
Martin J. Welch	Director	March 30, 2007

* By:	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1*	Opinion of Lionel Sawyer & Collins
23.1*	Consent of Lionel Sawyer & Collins (included in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Towers, Perrin, Forster & Crosby, Inc.
24.1*	Powers of Attorney (reference is made to the signature page hereto)

_____________________

* Previously filed.

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